UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

CarLotz, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38818	83-2456129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Bainbridge Street, Suite 100

Richmond, Virginia 23224

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 728-3833

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	LOTZ	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	LOTZW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 21, 2021 (the “Closing Date”), the registrant consummated the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of October 21, 2020 (as amended by Amendment No. 1, dated December 16, 2020, the “Merger Agreement”), by and among CarLotz Group, Inc. (f/k/a CarLotz, Inc., “Former CarLotz”), the registrant and Acamar Partners Sub, Inc., a wholly-owned subsidiary of the registrant (“Merger Sub”). Merger Sub merged (the “Merger”) with and into Former CarLotz, with Former CarLotz surviving the merger as a wholly owned subsidiary of the registrant (which subsequently changed its name to “CarLotz, Inc.”).

In connection with the closing of the Merger (the “Closing”), the registrant changed its name from Acamar Partners Acquisition Corp. to CarLotz, Inc. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company following the Merger, together with its subsidiaries, “Acamar Partners” refers to the registrant prior to the closing of the Merger and “Former CarLotz” refers to CarLotz Group, Inc., prior to the Merger.

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

On February 22, 2021, the audit committee of the board of directors (the “Audit Committee”) of the Company informed WithumSmith+Brown, PC, (“Withum”), the Company’s independent registered public accounting firm prior to the Merger, that Withum will be dismissed effective following the completion of the Company’s audit for the year ended December 31, 2020, which consists only of the accounts of the pre-Merger Special Purpose Acquisition Company.

The report of Withum on Acamar Partners’ financial statements as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from November 7, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to Acamar Partners' ability to continue as a going concern if it did not complete a business combination by February 26, 2021.

During the year period from November 7, 2018 (inception) to December 31, 2018, the year ended December 31, 2019 and the interim period through February 22, 2021, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent period through February 22, 2021.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this Current Report and requested that Withum furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On February 22, 2021, the Audit Committee approved the engagement of Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Deloitte served as the independent registered public accounting firm of Former CarLotz prior to the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Exhibit Title
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated February 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLOTZ, INC.

Dated: February 26, 2021	By:	/s/ Rebecca C. Polak
	Name:	Rebecca C. Polak
	Title:	Chief Commercial Officer and General Counsel